As filed with the Securities and Exchange Commission on March 6, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-0556971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________

3200 Industrial Park Road, Van Buren, Arkansas 72956
(479) 471-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________

John M. Simone
President and Chief Executive Officer
USA Truck, Inc.
3200 Industrial Park Road
Van Buren, Arkansas 72956
(479) 471-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Copies requested to:
Mark A. Scudder, Esq.
Heidi Hornung-Scherr, Esq.
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a Smaller Reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common stock, par value $0.01 per share	(1)(2)	(1)	$100,000,000	$11,620 (3)
Secondary Offering
Common stock, par value $0.01 per share	1,400,000 (2)	$28.875 (4)	$40,425,000 (4)	$4,697.39
Common stock, par value $0.01 per share	600,000 (2)	$28.875 (4)	$17,325,000 (4)	$2,013.17
Total			$157,750,000	$18,330.56

(1)
With respect to the primary offering, this Registration Statement registers an indeterminate number of shares of common stock as may be issued by the registrant from time to time or at one time and at such prices and in such amounts as determined by the registrant.  The aggregate maximum offering price of all shares issued pursuant to the primary offering shall not exceed $100,000,000.

(2)
Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the registered shares as a result of stock splits, stock dividends, recapitalizations, or similar transactions.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act to be equal to $28.875 per share, the average of the high and low prices of our common stock as reported on the NASDAQ Global Select Market on March 5, 2015.

__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED MARCH 6, 2015

USA TRUCK, INC.

Common Stock
_____________________________

We may offer and sell, from time to time, in one or more offerings, shares of our common stock, par value $0.01 per share, with a total initial offering price not exceeding $100,000,000. In addition, the selling stockholders identified in this prospectus and any of their pledgees, donees, transferees, or other successors-in-interest may offer and sell, from time to time, up to 2,000,000 shares of our common stock, par value $0.01 per share, pursuant to this prospectus and any prospectus supplement. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. Neither we nor the selling stockholders are required to sell any of these shares.

This prospectus provides you with a general description of the shares that we or the selling stockholders may offer. We will file prospectus supplements, if required, and may provide other offering material at later dates that will contain specific terms of each issuance or sale of shares. These supplements may also add, update, or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement, including the documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in the shares described in any prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “USAK.” On March 5, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $29.30 per share.

We or the selling stockholders may sell shares to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any shares and the specific manner in which they may be offered will be set forth in any prospectus supplement, if required, covering the sale of any such shares.
_____________________________

Investing in our shares involves a high degree of risk.  Before buying any of our shares, you should carefully consider the risk factors described in “Risk Factors” beginning on page 4 of this prospectus.
_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
_____________________________

The date of this prospectus is                  ,       .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process.  Under this shelf process, we may from time to time sell our common stock described in this prospectus in one or more offerings.  In addition, the selling stockholders identified in this prospectus and any of their pledgees, donees, transferees, or other successors-in-interest may from time to time sell shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the common stock that we and the selling stockholders may offer.  Each time we or the selling stockholders sell our common stock, we will provide a prospectus supplement, if required, that will contain specific information about the terms of that offering.  Any such prospectus supplement may also add, update, or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in any such prospectus supplement.  You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION” and “INCORPORATION OF DOCUMENTS BY REFERENCE.”

You should rely only on the information contained or incorporated by reference into this prospectus, any prospectus supplement, free writing prospectus, or any amendment filed with the Commission.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus may be used only where it is legal to sell these shares.  This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or shares are sold on a later date. You should assume that the information appearing in this prospectus, any prospectus supplement, free writing prospectus, or amendment and the documents incorporated by reference is accurate only as of the date of this prospectus, any prospectus supplement, free writing prospectus, or amendment or the respective document incorporated by reference, as the case may be.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “USA Truck,” the “Company,” “we,” “us,” and “our” refer to USA Truck, Inc. and its consolidated subsidiaries.

You should read carefully the entire prospectus, as well as the documents incorporated by reference into the prospectus, before making an investment decision.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you.  This prospectus provides you with a general description of the shares we or the selling stockholders may offer.  Each time we or the selling stockholders offer to sell shares, we will provide you with a prospectus supplement, if required, that will describe the specific amounts, prices, and other terms of the shares being offered.  Any prospectus supplement and the documents incorporated by reference herein also may add, update, or change information contained in this prospectus.  To understand the terms of our shares, you should carefully read this document with any prospectus supplement and the documents incorporated by reference herein and in any prospectus supplement, as well as the section entitled “Risk Factors” beginning on page 4 of this prospectus, before making a decision to invest in our shares.  Together, these documents will give the specific terms of any offering of our common stock.  You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Obtain Additional Information” and under “Incorporation of Documents by Reference.”

About USA Truck, Inc.

We are one of the nation's twenty-five largest truckload carriers based on 2013 revenue, according to Transport Topics.  In 2014, we generated approximately $602.5 million in total revenue and approximately $17.2 million in operating income.  As of December 31, 2014, our fleet included 1,987 tractors (including tractors owned by independent contractors).

We transport commodities throughout the continental U.S. and into and out of portions of Canada.  We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  In addition to our truckload services, we provide freight brokerage and rail intermodal services through our Strategic Capacity Solutions (“SCS”) segment.  We are headquartered in Van Buren, Arkansas, with terminals, offices, and staging facilities located throughout the United States.

We have two reportable segments: (i) trucking, consisting of our truckload and dedicated freight service offerings, and (ii) SCS, consisting of our freight brokerage and rail intermodal service offerings.  Based on several factors, including the relatively small size of our rail intermodal service offering and the interrelationship of the freight brokerage and rail intermodal operations, we aggregate our freight brokerage and rail intermodal service offerings into a single reportable segment.

We focus significant marketing efforts on customers with premium service requirements and significant shipping needs within our primary operating areas, which are primarily in the eastern half of the U.S.  We emphasize marketing multiple service offerings to customers, which is reflected by the fact that over 90% of our top 100 customers utilized more than one service in 2014.  Furthermore, our team members have cultivated a thorough understanding of the needs of shippers in many industries.  This permits us to strategically position available equipment and allows us to provide our customers with a full array of transportation solutions.  We believe this helps us develop long-term, service-oriented relationships.

Our top priorities are improving our operating performance and increasing stockholder value.  Our plan has three main components:  profitable revenue growth, operational execution, and cost effectiveness.  Progress in executing our plan in 2014 contributed to a 450 basis point increase in operating margin versus 2013, positive cash flow, and our most profitable year since 2006.   Looking ahead, our goal is to create sustained profitability and additional stockholder value.

Other Information

We were incorporated in Delaware in September 1986 as a wholly owned subsidiary of ABF Freight System, Inc. We were purchased by management from ABF Freight System, Inc. in December 1988.  We completed the initial public offering of our common stock in March 1992.  As of March 5, 2015, we had 191 stockholders of record of our common stock; however, we estimate that our actual number of stockholders is much higher because a substantial number of our shares are held of record by brokers or dealers for their customers in street names.

Our headquarters is located on approximately 104 acres at 3200 Industrial Park Road, Van Buren, Arkansas 72956.  Our telephone number is (479) 471-2500.  Our website is located at www.usa-truck.com.  The information contained in or available through our website is not incorporated by reference into, and should not be considered part of, this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein by reference contain certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as “expects,” “estimates,” “projects,” “believes,” “anticipates,” “plans,” “intends,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this prospectus, any prospectus supplement, and the documents incorporated herein by reference, the statements relating to the following, among others, are forward looking statements:

•	any projections of earnings, revenues, capital expenditures, sources or adequacy of capital and liquidity, or other financial items;

•	plans, strategies, and objectives of management for future operations, including proposed new services or developments, tractor and trailer count;

•	future economic conditions, trucking capacity, freight demand and volumes, rates, and prices;

•	future costs, such as driver compensation, equipment costs, fuel prices and hedging, taxes and other government impositions;

•	the impact of actual or proposed governmental regulation;

•	the value of leased equipment versus the present value of such lease obligations; and

•	improved customer service and enhanced decision making relating to enterprise management software.

All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions.  Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management’s expectations, beliefs, and projections will be achieved.  There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents incorporated herein by reference.  Such risks, uncertainties, and other important factors, which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus and include, among other things, the following:

•
future recessionary economic cycles, downturns in customers’ business cycles, and inventory fluctuations, particularly in market segments and industries in which we have a significant concentration of customers;

•	any weakening in the credit markets or general economic conditions;

•	independent contractors being deemed to be our employees;

•
regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the U.S. Department of Transportation (“DOT”) Federal Motor Carrier Safety Administration’s Compliance Safety Accountability program (formerly “Comprehensive Safety Analysis 2010”), which implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating;

•
increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors, including the potential impact of more stringent federal leasing regulations from the DOT Federal Motor Carrier Safety Administration;

•
elevated experience in the frequency and severity of claims relating to accident, cargo, workers’ compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management’s estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results;

•	the volume and terms of diesel purchase commitments and fuel price hedging contracts;

•	pricing and other competitive pressures, including from trucking, rail, and intermodal competitors;

•	the ability to reduce, or control increases in, operating costs;

•	our ability to retain or replace key personnel;

•	our ability to successfully implement and transition new members of management, operating procedures, and cost savings initiatives;

•
changes in market conditions for used revenue equipment that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect;

•	increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally;

•	our ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements;

•	our ability to maintain compliance with the provisions of our credit agreements, particularly the springing financial covenant in our revolving credit facility;

•	excess tractor or trailer capacity in the trucking industry;

•	decreased demand for our services or loss of one or more of our major customers;

•	strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities;

•
increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers;

•	interest rates, fuel taxes, tolls, and license and registration fees;

•	seasonal factors such as harsh weather conditions that increase operating costs;

•	disruption to our business caused by unsolicited takeover attempts and stockholder activists;

•	uncertainties associated with our operations in Mexico; and

•	potential failure in computer or communications systems.

Readers should review and consider these factors along with the various disclosures by us in our press releases, stockholder reports, and filings with the Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

RISK FACTORS

An investment in our shares involves significant risks.  The trading price or value of our shares could decline due to any of these risks, and you may lose all or part of your investment.  Before you make an investment decision regarding our shares, you should carefully consider the risk factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as other information contained in or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our shares.  See “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION,” “INCORPORATION OF DOCUMENTS BY REFERENCE” and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” above.  If required, the prospectus supplement applicable to any shares we or the selling stockholders may offer may contain a discussion of additional risks applicable to an investment in us and the shares we are offering under that prospectus supplement.

USE OF PROCEEDS

To the extent we sell shares, we intend to use the net proceeds from such sales as set forth in any prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the shares described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of such methods of sale.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	any other method permitted pursuant to applicable law.

Any prospectus supplement, if required, with respect to the offered shares will describe the terms of the offering, including:

•	the name or names of any agents or underwriters and the amounts of securities underwritten or purchased by each of them, if any;

•	the purchase price of such shares and the net proceeds to be received by us or the selling stockholders from such sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders also may resell all or a portion of the shares offered by them under this prospectus in open market transactions in reliance on Rule 144 under the Securities Act, provided that the transaction or transactions meet the criteria and conform to the requirements of that rule.

SELLING STOCKHOLDERS

Background

We are registering for resale certain shares of our common stock owned by the selling stockholders, which may be sold from time to time by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their pledgees, donees, transferees or other successors-in-interest. The selling stockholders may sell some, all, or no shares of our common stock as they deem appropriate, and they are under no obligation to sell any of their shares.  We are unable to determine the exact number of shares that the selling stockholders will actually sell, if any, and do not know how long the selling stockholders will hold shares of our common stock before selling them.

On February 25, 2015, in connection with the dissolution of the United Shareholders for the Benefit of USAK, we entered into a Cooperation Agreement with the Baker Street Group, as defined below (the "Baker Street Agreement").  On the same day, we entered into a substantially identical Cooperation Agreement with the Stone House Group, as defined below (such agreement, together with the Baker Street Agreement, the "2015 Cooperation Agreements").  The terms of the 2015 Cooperation Agreements were approved by our board of directors after consultation with independent legal counsel and an independent financial advisor.  Mr. Perelman and Mr. Glaser, as designees of the United Shareholders for the Benefit of USAK pursuant to the 2014 Cooperation Agreement, did not participate in the meeting.  After careful consideration, the board determined that the overall terms of the 2015 Cooperation Agreements (as defined and described below) were favorable to us.  In particular, the board believes the 2015 Cooperation Agreements will promote stability in making strategic decisions, which will in turn support continued execution of our improvement plan.  In addition, the board believes that facilitating the sale of shares of our common stock beneficially owned by the Baker Street Group (as defined below) and Stone House Group (as defined below) will, upon the consummation of any sale or sales of shares of our common stock by the selling stockholders, (i) increase our public float and the liquidity of our common stock to the extent such shares are actually sold and (ii) decrease any “overhang” on the price of our common stock caused by the anticipation of the potential future sale of shares owned by the Baker Street Group or Stone House Group.

Description of Selling Stockholders

The following table sets forth information as of February 25, 2015, with respect to the number of shares of our common stock owned by the selling stockholders prior to this offering, the number of shares that may be offered under this prospectus by the selling stockholders, and the number of shares of our common stock and the percentage of our common stock that will be owned by the selling stockholders after completion of this offering, assuming that all of the shares offered by the selling stockholders are sold as contemplated herein and we do not issue additional shares. Ownership information in the table is based upon information furnished to us by the selling stockholders.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to shares reported as beneficially owned by them. The percentage of common stock owned after the offering is based on 11,886,175 shares of our common stock outstanding as of March 5, 2015.

The selling stockholders are Baker Street Capital L.P. (“BSC LP”) and SH Capital Partners, L.P. (“SHCP LP”).  Each of BSC LP and SHCP LP are the record and direct beneficial owners of shares of our common stock.

Baker Street Capital Management, LLC (“Baker Street Capital Management”) is the investment manager of BSC LP and Baker Street Capital GP, LLC (“Baker Street Capital GP”) is the general partner of BSC LP.  Vadim Perelman, one of our directors, is the managing member of each of Baker Street Capital Management and Baker Street Capital GP.  By virtue of these positions, Mr. Perelman has voting and dispositive power over the shares held directly by BSC LP.  BSC LP, Baker Street Capital Management, Baker Street Capital GP, and Mr. Perelman are collectively referred to herein as the “Baker Street Group.”

As general partner of, and investment manager to, SHCP LP, Stone House Capital Management, LLC (“Stone House Capital Management”) may be deemed to have shared voting and dispositive power with respect to shares of our common stock beneficially owned by SHCP LP.  As the managing member of Stone House Capital Management, Mark Cohen may be deemed to have shared voting and dispositive power with respect to shares of our common stock beneficially owned by Stone House Capital Management.  SHCP LP, Stone House Capital Management, and Mr. Cohen are collectively referred to herein as the “Stone House Group.”

Pursuant to a Group Agreement, dated as of May 5, 2014 (the “Group Agreement”), the Baker Street Group and the Stone House Group previously formed a group, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known as the “United Shareholders for the Benefit of USAK.”  As of February 25, 2015, the Baker Street Group and the Stone House Group terminated the Group Agreement and are no longer members of the same Section 13(d) group.

Information relating to the number of shares of our common stock beneficially owned by the selling stockholders has been supplied by the selling stockholders.  Information about the selling stockholders and the number of shares that may be sold from time to time by the selling stockholders may change over time and will be updated in supplements to this prospectus if and when necessary.

Name	Common Stock Beneficially Owned as of February 25, 2015	Number of Shares Offered	Number of Shares Beneficially Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering(2)
Baker Street Capital L.P.	1,400,000	1,400,000	0	0%
Stone House Capital Partners, L.P.	1,550,000	600,000	950,000	8.0%

(1)	Assumes that all shares offered by the selling stockholders are sold and no additional shares are issued by the Company.
(2)	Percentage calculated based on 11,886,175 shares of common stock outstanding as of March 5, 2015.

On May 22, 2014, the members of the United Shareholders for the Benefit of USAK entered into a Cooperation Agreement (the “2014 Cooperation Agreement”) with us with respect to certain matters related to our 2014 annual meeting of stockholders (the “2014 Annual Meeting”). Pursuant to the terms of the 2014 Cooperation Agreement, we agreed, among other things, effective as of the certification of the vote at the 2014 Annual Meeting, but no later than three (3) business days thereafter: (i) to expand the size of our board of directors to nine directors, (ii) to appoint each of Vadim Perelman and Thomas Glaser (each an “Investor Director” and together, the “Investor Directors”) as Class II directors, (iii) to offer at least one of the Investor Directors membership on each committee of our board of directors, other than the Audit Committee, (iv) to redesignate John Simone (our current President and Chief Executive Officer) and another director as Class III directors from Class II directors, and (v) not to increase the size of our board of directors above ten or reduce it below nine directors prior to the 2015 annual meeting of stockholders (the “2015 Annual Meeting”).

The members of the United Shareholders for the Benefit of USAK agreed, from the date of the 2014 Cooperation Agreement until the date that is ten (10) days prior to the deadline for the submission of stockholder nominations for the 2015 Annual Meeting (the “Standstill Period”), to abide by certain “standstill provisions” including, among other things, not to: (i) acquire any shares of our common stock in excess of the United Shareholders for the Benefit of USAK’s ownership as of the date of the 2014 Cooperation Agreement, (ii) participate in any future solicitation, (iii) submit stockholder proposals, (iv) call or request the calling of special meeting of the stockholders, (v) vote for any director nominees other than those nominated by us, or (vi) seek to replace any members of our board of directors.  The foregoing description of the 2014 Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Cooperation Agreement, which is filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the Commission on May 23, 2014, and incorporated herein by reference.

On February 25, 2015, in connection with the termination of the Group Agreement, we entered into the 2015 Cooperation Agreements.  Under the 2015 Cooperation Agreements, we agreed, among other things, to file a registration statement in respect of up to 2,000,000 shares of our common stock held by the Baker Street Group and Stone House Group and nominate Vadim Perelman, Thomas Glaser, and Gary Enzor to our board of directors as Class II directors.  The filing of the registration statement of which this prospectus is a part has been undertaken in connection with our obligations under the 2015 Cooperation Agreements.

In exchange, the Baker Street Group and Stone House Group each agreed that they will (i) vote in accordance with our board of directors’ recommendations at the our 2015 annual meeting of stockholders except with respect to certain extraordinary transactions and, in certain circumstances, our 2016 annual meeting of stockholders; (ii) abide by “standstill provisions” similar to those in the 2014 Cooperation Agreement during the period ending 10 days prior to the deadline for submission of stockholder nominations for our 2016 annual meeting of stockholders, which period may, in certain circumstances, be extended for an additional year; and (iii) pay certain expenses relating to the offering of shares covered by registration statement (including the applicable discounts and commissions and a portion of “road show” and other expenses). In the future, if shares beneficially owned by the Baker Street Group falls below (i) 10% of our outstanding shares as a result of sales completed under the registration statement or (ii) 50% of the aggregate number of shares currently owned by the Baker Street Group, then Vadim Perelman will tender his resignation from the board of directors. The foregoing description of the 2015 Cooperation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Cooperation Agreements, which are filed as Exhibit 99.1 and 99.2, respectively, to our Current Report on Form 8-K filed with the Commission on February 26, 2015, and incorporated herein by reference.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Restated and Amended Certificate of Incorporation and Amended Bylaws, which are filed as incorporated exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Capital Stock

Under our Restated and Amended Certificate of Incorporation (“Certificate of Incorporation”), our authorized capital stock consists of 30,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.  As of March 5, 2015, 11,886,175 shares of our common stock were outstanding.

Common Stock

Our common stock is listed on the NASDAQ Global Select Market under the symbol “USAK.”  Any additional common stock we issue will also be listed on the NASDAQ Global Select Market.  The holders of common stock are entitled to receive dividends, or other distributions with respect to our outstanding shares, as may be declared from time to time by our board of directors.  Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights in the election of directors.  In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares on preferred stock, if any such stock is authorized.  Holders of common stock have no preemptive rights to subscribe for any additional shares of any class we may issue, nor any conversion, redemption, or sinking fund rights.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series, each series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as our board of directors determines. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. We currently have no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Certain Provisions of our Certificate of Incorporation and Amended and Restated Bylaws

Advance Notice of Proposals and Nominations. Our Amended and Restated Bylaws (“Bylaws”) provide that stockholders must provide timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders.  Notice for a proposal or nomination is timely if it is delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders.  If, however, the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice is timely if received not later than the close of business on the 10th day following the first day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever occurs first. The Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Indemnification of Directors, Officers, and Employees. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly required to advance certain expenses (including attorneys fees and disbursements and court costs) to our directors and officers upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us.  We are expressly authorized to carry directors’ and officers’ insurance providing insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Anti-Takeover Provisions of Delaware Law and Our Charter Provisions

We are a Delaware corporation subject to Section 203 of the DGCL.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
the corporation has elected in its certificate of incorporation or bylaws to be excluded from the restrictions of Section 203 (the lack of such an election in our Certificate of Incorporation and Bylaws means that we are currently subject to restrictions on such combinations and transactions);

•
prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at the time of or after the person became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The term “business combination” is defined generally to include, among other things, mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries, transactions that increase an interested stockholder's percentage ownership of stock, and the receipt by an interested stockholder of a disproportionate financial benefit provided by or through the corporation or its majority-owned subsidiaries.

The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Article V of our Certificate of Incorporation and certain sections of our Bylaws also contain provisions that could have anti-takeover effects, including the following provisions:

•	classifying members of our board of directors into three classes, such that members of the three classes are elected to staggered terms of three years each;

•	allowing an increase in the number of directors only if at least 75% of the directors then in office agree to the increase;

•	reserving to the board of directors the exclusive right to fill vacancies on the board;

•
providing that a director may be removed only for cause and only upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of voting capital stock of the corporation, voting together as a single class;

•
requiring the affirmative vote or consent of the holders of two-thirds of the shares of stock entitled to vote thereon (including the affirmative vote of the holders of at least two-thirds of the shares of any class or series of capital stock entitled to vote separately thereon) to authorize major corporate transactions required to be approved by the stockholders under the DGCL, such as mergers, consolidations, and asset sales;

•
requiring the affirmative vote or consent of the holders of two-thirds of the shares of stock entitled to vote thereon (including the holders of at least two-thirds of the issued and outstanding shares or any class or series entitled to vote separately thereon) to amend any of the foregoing provisions in our Certificate of Incorporation; and

•	requiring advance notice of all stockholder proposals, including nominations for election as director.

In addition, our Certificate of Incorporation grants our board of directors the authority to amend and repeal our Bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware, our Certificate of Incorporation, or Bylaws.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise.  Our Certificate of Incorporation does not expressly provide for cumulative voting.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Global Select Market, which would apply so long as our common stock is listed on the NASDAQ Global Select Market, require stockholder approval of certain issuances.  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon for us by Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in any prospectus supplement relating to such offering.

EXPERTS

The audited consolidated financial statements of USA Truck, Inc. as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the Commission.  The file number under the Exchange Act for our Commission filings is No. 1-35740.  You may read and copy materials that we have filed with the Commission, including the registration statement of which this prospectus is a part, at the Commission’s Public Reference Room located at:

100 F Street, N.E.
Washington, D.C. 20549

Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Our Commission filings also are available to the public on the Commission’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically and our website at www.usa-truck.com.  The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02 Item 7.01, or Item 8.01 and related exhibits) until all of the shares to which this prospectus relates have been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2014;

(ii)	Our Current Report on Form 8-K filed with the Commission on January 28, 2015;

(iii)	Our Current Report on Form 8-K filed with the Commission on February 11, 2015, disclosing information under Items 1.01, 2.03, and 9.01 of Form 8-K;

(iv)	Our Current Report on Form 8-K filed with the Commission on February 26, 2015; and

(v)
The description of our common stock contained in the Registration Statement on Form 8-A we filed with the Commission on February 13, 1992, which was declared effective on March 19, 1992, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies, or supersedes the statement.  Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies, or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (479) 471-2500 between the hours of 9:00 a.m. and 5:00 p.m., Central Time: Michael K. Borrows, Executive Vice President and Chief Financial Officer, USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956.

We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following sets forth the expenses in connection with the offering:

Securities and Exchange Commission registration fee		$18,330.56
NASDAQ listing fee		*
Accounting fees and expenses		*
Legal fees		*
Printing and engraving		*
Miscellaneous		*
Total	$	*

*
Estimated fees and expenses are not presently known.  The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of shares under this registration statement.  An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the shares being offered, and any allocation of such fees and expenses among us and the selling stockholders, will be included in any prospectus supplement.  Discounts and commissions with respect to the shares offered by the selling stockholders and certain other expenses in connection with the offering, up to $60,000 in the aggregate for the Stone House Group and the Baker Street Group, will be payable by the selling stockholders.

Item 15.  Indemnification of Directors and Officers

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Restated and Amended Certificate of Incorporation (“Certificate of Incorporation”) includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	transactions from which the director derived improper personal benefit.

Our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly required to advance certain expenses (including attorneys fees and disbursements and court costs) to our directors and officers upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us.  We are expressly authorized to carry directors’ and officers’ insurance providing insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16.  Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include, any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on March 6, 2015.

USA TRUCK, INC.

By:	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of USA Truck, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitutes and appoints John M. Simone, Michael K. Borrows, Mark A. Scudder, and Heidi Hornung-Scherr, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Simone	President, Chief Executive Officer, and Director (Principal Executive Officer)
John M. Simone		March 6, 2015

/s/ Michael K. Borrows	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael K. Borrows		March 6, 2015

/s/ Joseph M. Kaiser	Vice President and Corporate Controller
Joseph M. Kaiser	(Principal Accounting Officer)	March 6, 2015

/s/ Robert A. Peiser
Robert A. Peiser	Chairman of the Board	March 6, 2015

/s/ William H. Hanna
William H. Hanna	Director	March 6, 2015

/s/ James D. Simpson, III
James D. Simpson, III	Director	March 6, 2015

/s/ Richard B. Beauchamp
Richard B. Beauchamp	Director	March 6, 2015

/s/ Robert E. Creager
Robert E. Creager	Director	March 6, 2015

/s/ Gary R. Enzor
Gary R. Enzor	Director	March 6, 2015

/s/ Alexander D. Greene
Alexander D. Greene	Director	March 6, 2015

/s/ Vadim Perelman
Vadim Perelman	Director	March 6, 2015

/s/ Thomas Glaser
Thomas Glaser	Director	March 6, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement.
4.1
Restated and Amended Certificate of Incorporation of the Company as currently in effect, including all Certificates of Amendment thereto (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013).

4.2	Amended and Restated Bylaws of the Company as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011).
5.1**	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1**	Consent of Scudder Law Firm, P.C., L.L.O. (included in the opinion filed as Exhibit 5.1 herewith).
23.2**	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature pages herein)
______________________________
*To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
**Filed herewith.